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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
SOCKET COMMUNICATIONS, INC.
(Name of Registrant as Specified in its Charter)

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SOCKET COMMUNICATIONS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 20, 2001

DEAR STOCKHOLDERS:

    You are cordially invited to attend the Annual Meeting of Stockholders of SOCKET COMMUNICATIONS, INC., a Delaware corporation (the "Company"), to be held Wednesday, June 20, 2001 at 9:00 a.m., local time, at the Company's headquarters at 37400 Central Court, Newark, California 94560 for the following purposes:

    (1) To elect seven directors to serve until their respective successors are elected.

    (2) To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to provide for a classified Board of Directors, divided into three classes with the Class I Directors elected for a one-year term expiring at the 2002 Annual Meeting, the Class II Directors elected for a two-year term expiring at the 2003 Annual Meeting, and the Class III Directors elected for a three-year term expiring at the 2004 Annual Meeting.

    (3) To approve an amendment to the Company's 1995 Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 900,000 shares, from 4,135,000 shares to 5,035,000 shares.

    (4) To approve an amendment to the Company's 1995 Stock Plan to provide for an automatic increase in the number of shares of Common Stock reserved thereunder on the first day of each fiscal year equal to the lesser of (a) 2,000,000 shares, (b) 4% of the outstanding shares on that date or (c) a lesser amount as determined by the Board of Directors.

    (5) To ratify the appointment of Ernst & Young LLP as independent public accountants of the Company for the fiscal year ending December 31, 2001.

    (6) To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only stockholders of record at the close of business on April 23, 2001 are entitled to notice of and to vote at the meeting.

    All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy.

Sincerely,
Kevin J. Mills
President and Chief Executive Officer
Newark, California May 7, 2000

YOUR VOTE IS IMPORTANT.
IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE

SOCKET COMMUNICATIONS, INC.

PROXY STATEMENT FOR 2001
ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of SOCKET COMMUNICATIONS, INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held Wednesday, June 20, 2001 at 9:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of the Annual Meeting. The Annual Meeting will be held at the Company's headquarters at 37400 Central Court, Newark, California 94560. The Company's telephone number at that location is (510) 744-2700.

    These proxy solicitation materials and the Annual Report on Form 10-KSB for the year ended December 31, 2000, including financial statements, were first mailed on or about May 10, 2001 to all stockholders entitled to vote at the meeting.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

    Stockholders of record at the close of business on April 23, 2001 (the "Record Date") are entitled to notice of and to vote at the meeting. At the Record Date, 23,448,893 shares of the Company's authorized Common Stock were issued and outstanding and held by approximately 300 stockholders of record and by approximately 11,000 beneficial holders. The Company has no other classes of stock outstanding.

    The only person known by the Company to beneficially own more than 5% of the Company's Common Stock as of the Record Date was Charlie Bass, the Chairman of the Company. See "Management—Security Ownership of Certain Beneficial Owners and Management".

REVOCABILITY OF PROXIES

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

    Each stockholder is entitled to one vote for each share of Common Stock held in all matters to be voted on by the stockholders. If any stockholder at the Annual Meeting gives notice of his or her intention to cumulate votes on the election of directors, then each stockholder voting for the election of directors (Proposal One) may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that such stockholder is entitled to vote, or distribute such stockholder's votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than seven candidates. However, no stockholder shall be entitled to cumulate votes for a candidate unless the candidate's name has been placed in nomination prior to the voting and the stockholder, or any other stockholder, has given notice at the meeting, prior to the voting, of the intention to cumulate the stockholder's votes. On all other matters, stockholders may not cumulate votes.

    This solicitation of proxies is made by the Company, and all related costs will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of stock for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, email or telefacsimile. The Company may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional investors. The Company's costs for such services, if retained, are not expected to be material.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

    The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

    While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

    Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Broker non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal (other than the proposal to amend the Certificate of Incorporation of the Company to create a classified Board of Directors).

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS TO BE INCLUDED IN THE COMPANY'S PROXY MATERIALS

    The Company currently intends to hold its 2002 Annual Meeting of Stockholders in June 2002 and to mail proxy statements relating to such meeting in May 2002. Proposals of stockholders of the Company that are intended to be presented by such stockholders at the 2002 Annual Meeting must be received by the Company no later than January 10, 2002 and must otherwise be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

    If a stockholder intends to submit a proposal at the 2002 Annual Meeting that is not intended to be included in the proxy statement and proxy for that meeting, the stockholder must do so no later than March 26, 2002. If such a stockholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary authority to vote against the proposal when it is raised at the 2002 Annual Meeting.

    The attached proxy card grants the persons named as proxies discretionary authority to vote on any matter raised at the Annual Meeting that is not included in this Proxy Statement. The Company has not been notified by any stockholder of his or her intent to present a new stockholder proposal at the Annual Meeting.

PROPOSAL ONE

ELECTION OF DIRECTORS

    The persons named in the enclosed proxy will vote to elect as directors the seven nominees named below, unless the proxy is marked otherwise. All nominees are currently directors of the Company. If a person other than a management nominee is nominated, the proxy holders may choose to cumulate their votes and allocate them among such nominees of management as the proxy holders shall determine in their discretion in order to elect as many nominees of management as possible. The seven candidates receiving the highest number of votes will be elected. The proxy holders have also advised that, in the event any nominee is unavailable for election, which is not currently anticipated, they may vote in accordance with their judgment for the election of substitute nominees designated by the Board.

    At the Annual Meeting, stockholders are being asked to approve a proposed amendment to the Company's Amended and Restated Certificate of Incorporation which would classify the Board of Directors into three classes. Please see "Proposal Two" below for a description of that proposal. In the event that the proposal to institute a classified Board of Directors is approved by the stockholders, two Class I Directors (Charlie Bass and Burnett W. Donoho) will be elected for a one-year term expiring at the 2002 Annual Meeting of Stockholders, three Class II Directors (Micheal L. Gifford, Kevin J. Mills and Enzo Torresi) will be elected for a two-year term expiring at the 2003 Annual Meeting of Stockholders, and two Class III Directors (Leon Malmed and Gianluca Rattazzi) will be elected for a three-year term expiring at the 2004 Annual Meeting of Stockholders, in all cases subject to the election and qualification of their successors and to their earlier death, resignation or removal. If the stockholders do not approve the proposal to adopt a classified Board of Directors, all seven directors will be elected for a one-year term expiring at the 2002 Annual Meeting of Stockholders, subject to the election and qualification of their successors and to their earlier death, resignation or removal.

    The following table sets forth information concerning the nominees for director.

Name of Nominee	Age	Position(s) Held With the Company	Director Since
Charlie Bass (2)	59	Chairman of the Board	1992
Kevin J. Mills	40	President, Chief Executive Officer and Director	2000
Micheal L. Gifford	43	Executive Vice President and Director	1992
Gianluca Rattazzi (1)	48	Director	1998
Leon Malmed (2)	63	Director	2000
Enzo Torresi (1)	56	Director	2000
Burnett W. Donoho (3)	61	Director	2000

(1)
Member of the Compensation Committee.

(2)
Member of the Audit Committee.

(3)
Nominee for Audit Committee.

    Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five years. There are no family relationships among any of the directors or executive officers of the Company.

    Charlie Bass co-founded the Company in March 1992, and has been the Chairman of the Board of Directors from such time to the present. Dr. Bass also served as the Company's interim Chief Executive Officer during January and February 1996 and from April 1997 until February 1998, at which time Mr. Bass assumed the position of Chief Executive Officer, a position he relinquished on March 22, 2000. Dr. Bass has been the trustee of the Bass Trust, since September 1989. Dr. Bass currently serves as a director of Digital Island, Inc., a data communications services provider, and several private companies. Dr. Bass holds a Ph.D. in electrical engineering from the University of Hawaii.

    Kevin J. Mills was appointed as the Company's President and Chief Executive Officer and a director of the Company on March 22, 2000. He previously served as the Company's Chief Operating Officer since September 1998. Mr. Mills joined the Company in September 1993 as Vice President of Operations, and has also served as the Company's Vice President of Engineering. Prior to joining the Company, Mr. Mills worked from September 1987 to August 1993 at Logitech International SA, a computer peripherals company, serving most recently as its Director of Operations. He received a B.E. in Electronic Engineering from the University of Limerick, Ireland.

    Micheal L. Gifford has been a director of the Company since its inception in March 1992 and has served as the Company's Executive Vice President since October 1994. Mr. Gifford served as the Company's President from its inception in March 1992 to September 1994, and as the Company's Chief Executive Officer from March 1992 to June 1994. From December 1986 to December 1991, Mr. Gifford served as a director and as Director of Sales and Marketing for Tidewater Associates, a computer consulting and computer product development company. Prior to working for Tidewater Associates, Mr. Gifford co-founded and was President of Gifford Computer Systems, a computer network integration company. Mr. Gifford received a B.S. in Mechanical Engineering from the University of California at Berkeley.

    Gianluca Rattazzi has been a director of the Company since June 1998. Dr. Rattazzi co-founded Meridian Data, Inc., a provider of CD ROM networking software and systems, in July 1988. He has served as President and a director of Meridian Data, Inc. since its inception and was appointed Chief Executive Officer of Meridian Data, Inc., serving from October 1992 until its sale to Quantum Corporation in September 1999. From 1985 to 1988, Dr. Rattazzi held various executive level positions at Virtual Microsystems, Inc., a networking company, most recently as President. Dr. Rattazzi serves on the boards of several private companies and a nonprofit organization. Dr. Rattazzi holds an M.S. degree in Electrical Engineering and Computer Science from the University of California, Berkeley, and a Ph.D. in Physics from the University of Rome, Italy.

    Leon Malmed has been a director of the Company since June 2000. Mr. Malmed served as Senior Vice President of Worldwide Marketing and Sales of SanDisk Corporation, a manufacturer of flash memory products, from 1992 to his retirement in March 2000. Prior to his tenure with SanDisk Corporation, Mr. Malmed was Executive Vice President of Worldwide Marketing and Sales for Syquest Technology, Inc., a disk storage manufacturer, from 1990 to 1992, and Senior Vice President of Worldwide Sales, Marketing and Programs for Maxtor Corporation, a disk drive company, from 1984 to 1990. Mr. Malmed serves as a director of several corporations including OmniVision Technologies, Inc. (image sensors semiconductors), Artisan Components, Inc. (licenser of building blocks for complex I.C. designs), and Adtron Corporation (storage systems). Mr. Malmed holds a B.S. degree in Mechanical Engineering from the University of Paris, and also has completed the AEA/UCLA Senior Executive Program at the University of California at Los Angeles, and the AEA/Stanford Executive Institute Program for Management of High Technology Companies at Stanford Business School.

    Enzo Torresi has been a director of the Company since June 2000. Mr. Torresi founded and manages EuroFund Partners, a venture capital fund, since 1999. In 1997 and 1998, he was Chairman and CEO of iCAST Corporation, a software company specializing in broadcasting solutions for the Internet. During 1995 and 1996 he was entrepreneur-in-residence at Accel Partners, a venture capital fund. From November 1993 to 1994, he was Vice-Chairman of Power Computing Corporation, a PC manufacturer he cofounded. From 1989 to October 1994, Dr. Torresi was President and Chief

Executive Officer of NetFRAME Corporation, a computer manufacturer that is now part of Micron Electronics, Inc. Dr. Torresi serves on the boards of various private and public companies including PictureTel Corporation, Optibase Ltd. and Network Associates, Inc. Dr. Torresi holds a Doctorate in Electronics Engineering from the Polytechnic Institute in Turin, Italy.

    Burnett W. Donoho has been a director of the Company since July 2000. Mr. Donoho is a management consultant. He served as President and Chief Executive Officer of Club Sports International, a private health club, from November 1998 to September 2000. He has extensive retail industry experience and has served in key operating roles with several retail organizations including Vice Chairman and Chief Operating Officer of Montgomery Ward, Inc. from January 1997 to December 1997, Consultant and Chief Operating officer of Broadway, Inc. from June 1995 to January 1996, Vice Chairman and Chief Operating Officer for Macy's East from July 1992 to December 1994, President and Chief Operating Officer of Marshall Field's from March 1984 to June 1990, and President and Chief Operating Officer of Gimbel's Midwest from 1978 to 1984. Mr. Donoho is a director of GTECH Corporation, a lottery systems developer and OfficeMax, Inc., an office products retailer. Mr. Donoho holds a B.A. degree from Vanderbilt University and an M.A. degree from the University of Kentucky.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of Socket Communications held a total of four regular meetings and acted by written consent four times during fiscal 2000. No director attended fewer than 75% of the meetings of the Board of Directors and committees thereof, if any, upon which such director served. The Board of Directors has a Compensation Committee and an Audit Committee. The Board of Directors has no nominating committee or any committee performing such functions.

    The Compensation Committee, which consisted of Enzo Torresi and Gianluca Rattazzi, held three telephonic meetings during fiscal 2000. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for directors and officers of the Company and administers various incentive compensation and benefit plans.

    The Audit Committee, which consisted of Charlie Bass, Jack Carsten and Leon Malmed, met once during the year ended December 31, 2000. If elected as a director at the Annual Meeting, Burnett Donoho will replace Jack Carsten on the Audit Committee, effective June 2001. The Audit Committee is responsible for overseeing actions taken by the Company's independent auditors and reviews the Company's internal financial controls and financial statements. In connection with the completion of the annual audit of the Company's financial statements for the year ended December 31, 1999, the Audit Committee met in March 2000 with management and with the independent auditors to review the financial statements and the annual audit results, including an assessment of internal controls and procedures, and discussed the matters with the independent auditors denoted as required communications by Statement of Auditing Standards 61. The Audit Committee met in March 2001 with management and with the independent auditors to review the financial statements for the year ended December 31, 2000 and the annual audit results. The meeting included review of internal accounting controls, discussion and review of auditor independence, review with management and discussion with the independent auditors of the annual financial statements (Form 10-KSB), other matters included in required communications with the independent auditors (SAS61), and a recommendation to the Board to approve the issuance of the financial statements for the year ended December 31, 2000.

COMPENSATION OF DIRECTORS

    Directors who are not employees of the Company receive $1,500 per regular Board meeting attended. These outside directors are also entitled to participate in Socket's 1995 and 1999 Stock Option Plans, and during fiscal 2000 Messrs. Bass, Carsten, Rattazzi, Malmed, Torresi and Donoho

were each granted options to purchase 50,000 shares of Socket's Common Stock, each at an option exercise price of $3.38 per share, the fair market value of the Company's Common Stock on the date of grant. These options vest in equal monthly installments over four years from June 21, 2000.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

    If a quorum is present and voting, the seven nominees receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE COMPANY'S NOMINEES FOR DIRECTOR.

PROPOSAL TWO

AMENDMENT TO THE CERTIFICATE OF INCORPORATION
TO CLASSIFY THE BOARD OF DIRECTORS

    The Board of Directors of the Company proposes to amend Article X of the Company's Certificate of Incorporation to provide that the Board of Directors be divided into three classes of directors serving staggered three-year terms. Currently, directors are elected annually to serve one-year terms.

    This Proposal would create three classes of directors, each consisting as nearly as possible of one-third of the members of the Board, with one class to be elected each year. Members of all three classes would be elected initially at the 2001 Annual Meeting. If this Proposal is approved and the slate of seven directors proposed for election at the 2001 Annual Meeting is elected, they would be elected in three separate classes as follows: two "Class I Directors" would be elected for a term expiring at the 2002 Annual Meeting; three "Class II Directors" would be elected for a term expiring at the 2003 Annual Meeting; and two "Class III Directors" would be elected for a term expiring at the 2004 Annual Meeting. At each annual meeting after the 2001 Annual Meeting, only directors of the class whose term is expiring that year would be required to stand for election, and upon election each such director would serve a three-year term.

    The number of directors to be elected at the 2001 Annual Meeting is seven, which is the number of directors currently specified in the Company's Bylaws for the size of the Board. The Board of Directors has no present plans, arrangements, commitments or understandings with respect to increasing or decreasing the size of the Board or any class of directors. If this Proposal is approved, the Company's Certificate of Incorporation will be amended to revise Article X as set forth above. The text of Article X, as proposed to be revised, is set forth in Appendix A.

    The Board of Directors of the Company believes that the adoption of this Proposal is advantageous to the Company and its stockholders for a number of reasons. Public companies are potentially subject to attempts by various individuals and entities to acquire significant minority positions with the intent either of obtaining actual control by electing their own slate of directors, or of achieving some other goal, such as the repurchase of their shares by the company at a premium. Public companies also are potentially subject to inadequately priced or coercive bids for control through majority share ownership. These prospective acquirors may be in a position to elect the majority of a company's Board of Directors through a proxy contest or otherwise, even though they do not actually own a majority of a company's outstanding shares at the time. If this Proposal is approved, a majority of the Company's directors could not be replaced by such persons until at least two annual meetings of stockholders have occurred, unless the proponent of removal achieved sufficient votes to remove the entire Board of Directors pursuant to the provisions of Delaware General Corporation Law Section 141. By eliminating the possibility of the sudden removal of the Board, the incumbent Board will be given the time and opportunity to evaluate any proposals for acquisition of control of the Company and assess and develop alternatives without the pressure created by the threat of imminent removal or loss of control, in a manner consistent with the Board's responsibility to the Company's stockholders.

    In addition, by allowing directors to serve three-year terms rather than one-year terms, this Proposal will enhance the continuity and stability of both the composition of the Company's Board of Directors and the policies formulated by the Board. This will enhance the Board's ability to adopt and implement long term business strategies aimed at increasing stockholder value. The Board believes, therefore, that removing the threat of sudden removal will permit it to represent the interests of all stockholders more effectively, including responding to demands or actions by any stockholder or group.

    This Proposal may discourage persons from attempting to acquire control of the Company without the consent of the Board of Directors, because its provisions would operate to delay such persons' ability to obtain control of the Board of Directors. This Proposal may deter mergers, tender offers or other takeover attempts which some or a majority of holders of the Company's voting stock may deem to be in their best interests. In addition, this Proposal would similarly delay stockholders who do not approve of policies of the Board to replace a majority of the directors.

    The Board of Directors of the Company has no knowledge of any current effort to gain control of the Company or to organize a proxy contest. In addition, the Company has not experienced any problems in the past or at the present time with the Board's continuity or stability. However, the Board believes that adopting this Proposal is prudent, advantageous and in the best interests of stockholders because it will give the Board more time to fulfill its responsibilities to stockholders and it will provide greater assurance of continuity and stability in the composition and policies of the Board of Directors. The Board also believes such advantages outweigh any disadvantages relating to discouraging potential acquirors from attempting to obtain control of the Company.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

    Approval of the amendment to the Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock as of the Record Date.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION.

PROPOSAL THREE

AMENDMENT OF THE 1995 STOCK PLAN

    At the Annual Meeting, stockholders are being asked to approve an amendment to the Company's 1995 Stock Plan (the "1995 Plan"), which would increase the number of shares of Common Stock reserved for issuance thereunder by 900,000 shares for a total of 5,035,000 shares.

    The foregoing amendment was approved by the Board of Directors in March 2001. The 1995 Plan was originally approved by the Board of Directors in April 1995 and by the stockholders in May 1995. As of April 23, 2001, 1,432,631 shares of Common Stock had been issued pursuant to option exercises under the 1995 Plan, options to purchase an aggregate of 2,420,413 shares were outstanding, and 281,956 shares (exclusive of the 900,000 shares subject to stockholder approval at the Annual Meeting) were available for future grant under the 1995 Plan.

    Non-employee directors, consultants and employees also are eligible to receive nonstatutory option grants of the Company's Common Stock under the Company's 1999 Stock Option Plan (the "1999 Plan"). As of April 23, 2001, 88,020 shares of Common Stock had been issued pursuant to option exercises under the 1999 Plan, options to purchase an aggregate of 1,385,204 shares were outstanding, and 26,776 shares were available for future grant under the 1999 Plan.

    The 1995 Plan is structured to allow the Board of Directors broad discretion in creating equity incentives in order to assist the Company in attracting, retaining and motivating the best available personnel for the successful conduct of the Company's business. The Company believes that linking employee compensation to corporate performance motivates employees to improve stockholder value. The Company has, therefore, consistently included equity incentives as a significant component of compensation for its employees. This practice has enabled the Company to attract and retain the talent that it continues to require. In order to attract the service of valuable employees as the Company continues to grow, it will be necessary to continue to offer these equity incentives, particularly in the extremely competitive job market of the San Francisco Bay Area. In addition, in order to retain the services of the Company's current employees, it will be necessary to grant additional options to these employees as older options become vested. Because demand for highly skilled employees continues to be high, in spite of recent workforce reductions by some technology companies, the Board believes it is critical to the Company's success to maintain competitive employee compensation programs. The Board believes that the number of shares presently reserved under the 1995 Plan and the 1999 Plan will be inadequate to satisfy the other equity needs of the Company, and that the proposed increase in the number of shares of Common Stock reserved under the 1995 Plan would be in the best interests of the Company and its stockholders.

SUMMARY OF THE 1995 PLAN

    Purpose.  The purpose of the 1995 Plan is to attract and retain the best available personnel for positions of substantial responsibility with the Company, to provide additional incentive to the employees, directors and consultants of the Company and to promote the success of the Company's business. Options and stock purchase rights may be granted under the 1995 Plan. Options granted under the 1995 Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options.

    Administration.  The 1995 Plan is administered by the Compensation Committee of the Board (the "Administrator"). The Administrator may make any determinations deemed necessary or advisable for the 1995 Plan.

    Eligibility.  Nonstatutory stock options and stock purchase rights may be granted under the 1995 Plan to employees, directors and consultants of the Company and any parent or subsidiary of the Company. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees, directors and consultants to whom options and stock purchase rights may be granted, the time or times at which such options and stock purchase rights shall be granted, and the number of shares subject to each grant.

    Limitations.  Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of the Company. In order to preserve the Company's ability to deduct the compensation income associated with options and stock purchase rights granted to such persons, the 1995 Plan provides that no employee, director or consultant may be granted, in any fiscal year of the Company, options to purchase more than 750,000 shares of Common Stock.

    Terms and Conditions of Options.  Each option is evidenced by a stock option agreement between the Company and the optionee, and is subject to the following additional terms and conditions:

    (a)  Exercise Price.  The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the date the option is granted.

    (b)  Exercise of Option; Form of Consideration.  The Administrator determines when options become exercisable, and may in its discretion, accelerate the vesting of any outstanding option. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 1995 Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of the Company (with some restrictions), cashless exercises, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

    (c)  Term of Option.  The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

    (d)  Termination of Employment.  If an optionee's employment or consulting relationship terminates for any reason (including death or disability), then all options held by the optionee under the 1995 Plan expire on the earlier of (i) the date set forth in his or her notice of grant or (ii) the expiration date of such option. The 1995 Plan and the option agreement may provide for a longer period of time for the option to be exercised after the optionee's death or disability than for other terminations. To the extent the option is exercisable at the time of such termination, the optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance) may exercise all or part of his or her option at any time before termination.

    (e)  Nontransferability of Options:  Unless otherwise determined by the Administrator, options granted under the 1995 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

    (f)  Other Provisions:  The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 1995 Plan as may be determined by the Administrator.

    Stock Purchase Rights.  In the case of stock purchase rights, unless the Administrator determines otherwise, the restricted stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service to the Company for any reason (including death or disability). The purchase price for Shares repurchased pursuant to the restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

    Adjustments Upon Changes in Capitalization.  In the event that the stock of the Company changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of the Company effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the 1995 Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the 1995 Plan, and the exercise price of any such outstanding option or stock purchase right.

    In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate.

    Change of Control.  In the event of a "change of control," any options granted under the 1995 Plan outstanding on the date of such change in control will vest and become fully exercisable and any Company repurchase right with respect to restricted stock will lapse if (i) a successor corporation fails to assume all obligations with respect to such options and restricted stock, (ii) the optionees or holders of restricted stock do not or will not receive the same consideration as received by other shareholders in such change of control, (iii) an optionee or holder of restricted stock is terminated in an "involuntary termination" following the change of control or (iv) the optionee does not voluntarily resign from the Company during the twelve (12) month period following such change of control. A "change of control" is defined as (i) any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becoming the "beneficial owner" (as defined under Rule 13d-3 of the Securities Exchange Act of 1934) of 50% or more of the total voting power of the Company, (ii) certain changes in the composition of the board of directors, (iii) a merger or consolidation where the Company's stockholders do not own at least 50% of the voting power of the combined company after the transaction or (iv) stockholder approval of a plan of complete liquidation of the Company. An "involuntary termination" is defined as (i) a termination of an optionee for other the "Cause," (ii) a reduction of duties, authority or responsibilities following a change of control, (iii) certain reductions of an optionee's base salary, (iv) certain reductions of an optionee's employee benefits, (v) certain relocations of an optionee, (vi) the failure of the Company to obtain the assumption of optionee's option agreement by any successor and (vii) any act or set of facts that would constitute a constructive termination of optionee under applicable law. "Cause" is defined as (i) certain acts of dishonesty, fraud or misrepresentation in connection with such optionee's employment responsibilities, (ii) an optionee's arrest for a felony, fraud or an act or moral turpitude, or (iii) an optionee's failure to perform his or her employment obligations or follow the Company's employee policies.

    Amendment and Termination of the 1995 Plan.  The Board may amend, alter, suspend or terminate the 1995 Plan, or any part thereof, at any time and for any reason. However, the Company shall obtain stockholder approval for any amendment to the 1995 Plan to the extent necessary and desirable to comply with applicable law. No such action by the Board or stockholders may alter or impair the rights of any optionee without the written consent of the optionee. Unless terminated earlier, the 1995 Plan shall terminate ten years from the date of its approval by the stockholders or the Board of the Company, whichever is earlier.

FEDERAL INCOME TAX INFORMATION

    Incentive Stock Options.  An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. Net capital gains on shares held for more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

    Nonstatutory Stock Options.  An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of the Company is subject to tax withholding by the Company. Unless limited by Section 162(m) of the Code, the Company is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

    Stock Purchase Rights.  Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code, because the Company may repurchase the stock when the purchaser ceases to provide services to the Company. As a result of this substantial risk of forfeiture, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when the stock is no longer subject to a substantial risk of forfeiture (i.e., when the Company's right of repurchase lapses). The purchaser's ordinary income is measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to right of repurchase.

    The purchaser may accelerate to the date of purchase his or her recognition of ordinary income, if any, and begin his or her capital gains holding period by timely filing (i.e. within thirty days of the purchase), an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee will be subject to tax withholding by the Company. Different rules may apply if the purchaser is also an officer, director, or 10% stockholder of the Company.

    The foregoing is only a summary of the effect of federal income taxation upon optionees, holders of stock purchase rights, and the Company with respect to the grant and exercise of options and stock purchase rights under the 1995 Plan. It does not purport to be complete, and does not discuss the tax consequences of the employee's or consultant's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee or consultant may reside.

PARTICIPATION IN THE 1995 PLAN IN FISCAL 2000

    The Company is unable to predict the amount of future grants that will be received or allocated to any particular participant under the 1995 Plan. The following table sets forth the dollar amount and the number of shares granted under the 1995 Plan during the last fiscal year to (i) the Company's current and former Chief Executive Officers and the four other most highly compensated executive officers whose total 2000 salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers"), (ii) all executive officers as a group, (iii) all non-employee directors as a group and (iv) all employees other than executive officers as a group.

Name and Position During 2000	Shares Subject to Options Granted(1)(#)	Weighted Average Exercise Price Per Share(2)($)
Kevin J. Mills Chief Executive Officer since March 22, 2000 and Director, previously Chief Operating Officer	80,773	$3.38
Charlie Bass (2) Chief Executive Officer through March 22, 2000 and Director	—	—
Micheal L. Gifford Executive Vice President and Director	80,773	3.38
David W. Dunlap Vice President of Finance and Administration, Chief Financial Officer and Secretary	75,000	3.38
John R. Adams, Jr. Vice President of Worldwide Sales	250,000 50,000	14.94 3.38
Leonard L. Ott Chief Technical Officer since October 2000, previously Vice President of Engineering	175,000	3.38
All current executive officers as a group (7 persons)	948,582	6.43
All current directors who are not executive officers as a group (6 persons)	—	—
All employees who are not executive officers as a group (49 persons)	845,394	4.03

(1)
These shares reflect options granted under the 1995 Plan only.

(2)
All options were granted at an exercise price equal to the fair market value of the Company's Common Stock as reported by the Nasdaq National Market as of the close of trading on the date of grant.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

    Approval of the amendment to the 1995 Plan to increase the number of shares reserved by 900,000 shares requires the affirmative vote of a majority of the Votes Cast at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT OF THE COMPANY'S 1995 PLAN TO INCREASE THE NUMBER OF SHARES RESERVED BY 900,000.

PROPOSAL FOUR

AMENDMENT OF THE 1995 STOCK PLAN TO PROVIDE FOR ANNUAL INCREASES

    The Board of Directors has approved an additional amendment to the 1995 Plan that provides for an automatic increase in the number of shares of Common Stock reserved thereunder on the first day of each fiscal year equal to the lesser of (a) 2,000,000 shares, (b) 4% of the outstanding shares of Common Stock of the Company on that date or (c) a lesser amount as determined by the Board of Directors (the "Renewal Feature"). The stockholders are being requested to approve this amendment at the Annual Meeting.

    As discussed above under Proposal Three, the Company believes that the 1995 Plan is a key component of its strategy to attract, retain and motivate skilled employees and quality management for the successful conduct of the Company's business. The Board believes that the Renewal Feature will provide the Company with the needed flexibility to maximize the value of the 1995 Plan as a tool to motivate employees to increase stockholder value. The Board of Directors believes it is in the Company's best interests to adopt the Renewal Feature to the 1995 Plan so that the Company may continue to attract and retain the services of key employees by granting options to purchase the Company's Common Stock. Four percent of the outstanding shares of Common Stock of the Company on April 23, 2001 was 937,955 shares.

    See "Proposal Three—Amendment of the 1995 Stock Plan to increase the number of shares reserved by 900,000" for a description of the 1995 Plan and participation in the 1995 Plan.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

    Approval of the amendment to the 1995 Plan to provide for automatic annual increases requires the affirmative vote of a majority of the Votes Cast at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE AMENDMENT OF THE COMPANY'S 1995 STOCK PLAN TO PROVIDE FOR AUTOMATIC ANNUAL INCREASES.

PROPOSAL FIVE

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has selected Ernst & Young LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2001, and recommends that stockholders vote for ratification of such appointment.

    Ernst & Young LLP has audited the Company's financial statements annually since 1992. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

FEES BILLED TO THE COMPANY BY ERNST & YOUNG LLP DURING FISCAL 2000

  Audit Fees:

    Audit fees billed to the Company by Ernst & Young LLP during the Company's 2000 fiscal year for review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-QSB, totaled $180,100.

  Financial Information Systems Design and Implementation Fees:

    The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

  All Other Fees:

    Fees billed to the Company by Ernst & Young LLP during the Company's 2000 fiscal year for all other non-audit services rendered to the Company, including tax related services totaled $67,350.

    Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent public accountants is not required by the Company's by-laws or other applicable legal requirement. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider its selection. Even if the selection is ratified, the Board at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

    Ratification of the selection of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001 requires the affirmative vote of a majority of the Votes Cast at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth as of the Record Date certain information with respect to the beneficial ownership of the Company's Common Stock, on an as-exercised basis for options and warrants exercisable within 60 days of the Record Date, as to (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company, and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted, each named beneficial owner has sole voting and investment power with respect to the shares shown. The address of record for each of the individuals listed in this table is: c/o Socket Communications, Inc., 37400 Central Court, Newark, California, 94560.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percentage Of Shares Beneficially Owned (%) (2)
Charlie Bass	1,390,503	(3)	5.9%
Micheal L. Gifford	381,177	(4)	1.6
Paul T. Hughes	282,045	(5)	1.2
Robert J. Miller	282,045	(5)	1.2
David W. Dunlap	244,583	(6)	1.0
Kevin J. Mills	243,198	(7)	1.0
John R. Adams, Jr.	94,791	(8)	*
Leonard L. Ott	94,348	(9)	*
Jack C. Carsten	84,103	(10)	*
Gianluca Rattazzi	18,333	(8)	*
Burnett W. Donoho	12,500	(8)	*
Leon Malmed	12,500	(8)	*
Enzo Torresi	12,500	(8)	*
All Directors and Executive Officers as a group (13 persons)	3,152,626	(11)	13.1

*
Less than 1%

(1)
To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2)
Percentage ownership is based on 23,448,983 shares of Common Stock outstanding on the Record Date and any shares issuable pursuant to securities convertible into or exercisable for shares of Common Stock by the person or group in question on the Record Date or within 60 days thereafter.

(3)
Includes 1,310,323 shares of common stock, 58,097 shares of common stock subject to warrants exercisable within 60 days of the Record Date, and 22,083 shares of common stock subject to options exercisable within 60 days of the Record Date.

(4)
Includes 297,843 shares of common stock and 83,334 shares of common stock subject to options exercisable within 60 days of the Record Date.

(5)
Consists of shares of common stock.

(6)
Includes 158,644 shares of common stock and 85,939 shares of common stock subject to options exercisable within 60 days of the Record Date.

(7)
Includes 132,780 shares of common stock and 110,418 shares of common stock subject to options exercisable within 60 days of the Record Date.

(8)
Represents shares of common stock subject to options exercisable within 60 days of the Record Date.

(9)
Includes 33,410 shares of common stock and 60,938 shares of common stock subject to options exercisable within 60 days of the Record Date.

(10)
Includes 66,602 common shares of common stock and 17,501 shares of common stock subject to options exercisable within 60 days of the Record Date.

(11)
See notes (3) through (10) above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) ("Section 16(a)") of the Securities and Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during fiscal 2000, all filing requirements applicable to its executive officers and directors were complied with.

EXECUTIVE OFFICER COMPENSATION

SUMMARY OF COMPENSATION

    The following table sets forth the compensation paid by the Company during the fiscal years ended December 31, 2000, 1999 and 1998 to the Named Executive Officers:

SUMMARY COMPENSATION TABLE

Long-Term Compensation
Annual Compensation
Awards Securities Underlying Options(#)
Name and Principal Position	Year	Salary ($)	Bonus ($) (1)		Other Annual Compensation ($)
Kevin J. Mills Chief Executive Officer since March 22, 2000 and Director, previously Chief Operating Officer	2000 1999 1998	146,875 131,250 125,000	67,438 33,268 17,239	300,000 150,000 152,580	— — —
Charlie Bass (2) Chief Executive Officer through March 22, 2000 and Director	2000 1999 1998	— — —	— — —	50,000 10,000 530,767	6,000 6,000 7,500	(2) (2) (2)
Micheal L. Gifford Executive Vice President and Director	2000 1999 1998	146,875 131,250 125,000	32,780 32,444 17,536	100,000 150,000 172,411	— — —
David W. Dunlap Vice President of Finance and Administration, Chief Financial Officer and Secretary	2000 1999 1998	146,875 131,250 125,000	31,510 33,209 17,114	75,000 150,000 152,580	— — —
John R. Adams, Jr. (3) Vice President of Worldwide Sales	2000	135,288	71,477	300,000	—
Leonard L. Ott Chief Technical Officer since October 2000, previously Vice President of Engineering	2000 1999 1998	134,189 110,000 101,250	20,084 20,819 7,133	175,000 50,000 60,703	— — —

(1)
Represents cash bonuses earned for work performed during the year under a Management Incentive Bonus Plan. Bonuses earned during the first three quarters of each year were paid in that year whereas bonuses earned during the fourth quarter of a year were paid in the first quarter of the following year.

(2)
Dr. Bass served as Acting Chief Executive Officer from April 24, 1997 through January 1998, at which time Dr. Bass assumed the role of Chief Executive Officer. In consideration for such services, the Company granted Dr. Bass an option in 1998 to purchase 500,000 shares of Common Stock at an exercise price of $0.6875 and vesting over a four-year period commencing April 24, 1997. Dr. Bass served without cash compensation. Other annual compensation consists of fees for attendance at board meetings at a rate of $1,500 per meeting attended.

(3)
Mr. Adams joined the Company as Vice President of Worldwide Sales in February 2000.

STOCK OPTION GRANTS AND EXERCISES IN FISCAL 2000

    The following tables set forth information regarding stock options granted to and exercised by the Named Executive Officers during the fiscal year ended December 31, 2000, as well as options held by such officers as of December 31, 2000. No stock appreciation rights were granted during such year.

Option Grants in Fiscal 2000

	Individual Grants
		% of Total Options Granted to Employees in Fiscal 2000 (1)
	Number of Securities Underlying Options Granted				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name			Exercise Price Per Share ($)(2)	Expiration Date
					5%	10%
Charlie Bass	50,000	1.9%	$3.38	12/20/10	$106,283	$269,342
Kevin J. Mills	300,000	11.4	3.38	12/20/10	637,699	1,616,054
Micheal L. Gifford	100,000	3.8	3.38	12/20/10	212,566	538,684
David W. Dunlap	75,000	2.9	3.38	12/20/10	159,424	404,013
John R. Adams, Jr.	250,000 50,000	9.5 1.9	14.94 3.38	2/7/10 12/20/10	2,348,921 106,283	5,952,628 269,342
Leonard L. Ott	175,000	6.7	3.38	12/20/10	371,991	942,698

(1)
Based on options granted to employees and directors during fiscal 2000 to purchase 2,627,200 shares of Common Stock.

(2)
All options were granted at an exercise price equal to the fair market value of the Company's Common Stock, as determined by the Board of Directors, on the date of grant.

(3)
As required by Securities and Exchange Commission rules, these columns show gains that may exist for the respective options, assuming that the market price for the Company's common stock appreciates from the date of grant over a period of ten years at the annual rates of 5% and 10% respectively. If the price of the Company's common stock does not increase above the exercise price, no value will be realizable from these options.

Aggregated Option Exercises in Fiscal 2000
and Fiscal Year-End Option Values

			Number of Securities Unexercised Options at December 31, 2000 (#)		Value of Unexercised In-the-Money Options at December 31, 2000 ($)(2)
Name	Shares Acquired on Exercise (#)	Value Received($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Kevin J. Mills	157,781	$1,886,325	71,666	409,583	$133,777	$466,157
Charlie Bass	65,256	888,148	513,333	46,667	1,678,448	9,655
Micheal L. Gifford	95,328	1,178,295	129,167	230,416	393,063	466,157
David W. Dunlap	140,657	2,639,424	75,730	208,020	224,805	466,157
John R. Adams, Jr.	—	—	5,208	294,792	—	—
Leonard L. Ott	44,314	974,789	44,187	212,813	85,921	185,499

(1)
Based on the difference between the closing market price of the Company's common stock on the date of exercise and the exercise price paid.

(2)
Based upon a final closing price, as of December 29, 2000, of $3.31 per share.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL AGREEMENTS

    In February 1998, the Company adopted a bonus plan pursuant to which a bonus pool in the amount of 10% of any consideration payable by a buyer in any acquisition of Socket is to be allocated to the executive officers and such other employees as the Board of Directors determines in its discretion.

    In December 2000, the Company renewed separate employment agreements with Micheal Gifford, Kevin Mills and David Dunlap and entered into employment agreements with John Adams, Jr. and Leonard Ott. In October 2000, and in connection with the Company's acquisition of 3rd Rail Engineering, the Company entered into employment agreements with Paul T. Hughes and Robert J. Miller. The agreements with Messrs. Gifford, Mills, Dunlap, Adams, Ott, Hughes and Miller each expire on December 31, 2003 and are terminable at will by each of the officers. If the Company terminates any officer's employment without cause, the Company is obligated to pay the officer (i) six months' base salary regardless of whether he secures other employment during those six months, (ii) health insurance until the earlier of the date of the officer's eligibility for the health insurance benefits provided by another employer or the expiration of six months, (iii) the full bonus amount to which he would have been entitled for the first quarter following termination and one-half of such bonus amount for the second quarter following termination, and (iv) certain other benefits including the ability to purchase at book value certain items of the Company's property, which may include a personal computer, a cellular phone, and other similar items. See also "Certain Transactions and Related Transactions" below.

    Additionally, under the 1995 and 1999 Stock Option Plans, all optionees' rights to purchase stock shall, upon a change of control of the Company, be immediately vested and be fully exercisable under certain circumstances.

REPORT OF THE COMPENSATION COMMITTEE

    Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph (set forth below) shall not be incorporated by reference into any such filings.

Introduction

    The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company, and establishes the compensation plans and specific compensation levels for executive officers. The Committee strives to ensure that the Company's executive compensation programs will enable the Company to attract and retain key people and motivate them to achieve or exceed certain key objectives of the Company by making individual compensation directly dependent on the Company's achievement of certain financial goals, such as profitability and asset management and by providing rewards for exceeding those goals.

Compensation Programs

    The three major components of the Company's executive officer compensation are: (i) base salary, (ii) variable incentive awards, and (iii) long-term equity-based incentive awards.

    Base Salary.  The Committee establishes base salaries for executive officers, normally within ten percent of the average paid for comparable positions at other similarly sized companies as set forth in national and local compensation surveys. Base pay increases vary according to individual contributions to the Company's success and comparisons to similar positions within the Company and at other comparable companies.

    Variable Incentive Awards.  To reinforce the importance of Company goals, the Committee believes that a substantial portion of the quarterly compensation of each executive officer should be in the form of variable incentive pay. The variable incentive award set aside for each executive officer is determined in part on the basis of the Company's achievement of the quarterly financial performance targets established at the beginning of the fiscal year and also on individual quarterly objective. The incentive plan requires a threshold level of Company performance that must be attained before any financial performance incentives are awarded. Once the threshold is reached, specific formulas are in place to calculate the actual incentive payment for each officer. A target is set for each executive officer based on targets for similar positions at comparable companies. In fiscal 2000, the Company met many of its performance targets. Consequently the variable incentive awards were accrued each quarter in 2000 and paid out in the following quarters.

    Long-Term, Equity-Based Incentive Awards.  The goal of the Company's long-term equity-based incentive awards is to align the interests of executive officers with stockholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The Committee determines the size of long-term, equity-based incentives according to each executive's position within the Company and sets a level it considers appropriate to create a meaningful opportunity for stock ownership. In addition, the Committee takes into account an individual's recent performance, his or her potential for future responsibility and promotion, comparable awards made to individuals in similar positions with comparable companies, and the number of unvested options held by each individual at the time of the new grant. The relative weight given to each of these factors varies among individuals at the Committee's discretion.

    During fiscal 2000, the Board made option grants to Messrs. Bass, Mills, Gifford, Dunlap, Adams, Ott, Hughes and Miller under the Company's 1995 Stock Plan and/or 1999 Stock Plan. Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. Generally, each option granted under the 1995 and 1999 Stock Plan vests in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return only if the officer remains with the Company and only if the market price appreciates over the option term.

Compensation of Chief Executive Officer

    The factors considered by the Compensation Committee in determining the compensation of the Chief Executive Officer, in addition to survey data, include the Company's operating and financial performance, as well as his leadership and establishment and implementation of strategic direction for the Company.

    The Compensation Committee considers stock options to be an important component of the Chief Executive Officer's compensation as a way to reward performance and motivate leadership for long term growth and profitability. In 2000, Mr. Mills was granted options to purchase 300,000 shares, each with an exercise price equal to the fair market value at date of grant. These options vest monthly in forty-eight equal installments.

Compensation Limitations

    Under Section 162(m) of the Internal Revenue Code, adopted in August 1993, and regulations adopted thereunder by the Internal Revenue Service, publicly-held companies may be precluded from deducting certain compensation paid to an executive officer in excess of $1.0 million in a year. The regulations exclude from this limit performance-based compensation and stock options provided certain requirements, such as stockholder approval, are satisfied. The Company plans to take actions, as necessary, to insure that its stock option plans and executive annual cash bonus plans qualify for exclusion.

COMPENSATION COMMITTEE Enzo Torresi Gianluca Rattazzi
Dated: April 23, 2001

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None of the members of the Compensation Committee of the Board was at any time during fiscal 2000 an officer or employee of the Company. No executive officer of the Company serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on the Board or the Compensation Committee of the Board.

REPORT OF THE AUDIT COMMITTEE

    The Board of Directors maintains an Audit Committee comprised of three of the Company's outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee's composition satisfies the rule of the National Association of Securities Dealers, Inc. ("NASD") that governs audit committee composition, including the requirement that audit committee members all be "independent directors" as that term is defined by NASD Rule 4200(a)(14).

    The Audit Committee oversees the Company's financial process on behalf of the Board of Directors. Management has the primary responsibility for preparing the financial statements and maintaining the Company's financial reporting process including the system of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report to the Securities and Exchange Commission on Form 10-KSB for the year ended December 31, 2000 with management including a discussion of the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Board has adopted a written Audit Committee Charter, a copy of which is attached to this Proxy Statement as Appendix B.

    The Committee reviewed with the Company's independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61, "Communication with Audit Committees". In addition, the Committee discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures and the letter from the independent auditors required by the Independence Standards Board, Standard No. 1.

    The Committee also discussed with the Company's independent auditors the overall scope and results of their audit. The Committee met periodically with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee held one meeting with the auditors in regards to their audit of the annual financial statements for the year ended December 31, 2000. In addition, a conference call between a member of the Committee, the auditors and management was held each quarter during fiscal 2000 to review quarterly financial reports prior to their issue.

    In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000. The Committee and the Board also recommended, subject to stockholder approval, the reappointment of Ernst & Young, LLP as the Company's independent auditors for the year ending December 31, 2001.

Respectfully Submitted by:
Charlie Bass Jack Carsten Leon Malmed

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The Impact Zone is an engineering design and consulting services company. Its principal stockholder, Dale Gifford, is a sibling of Micheal L. Gifford, Executive Vice President and a director of the Company. The Company had outstanding accounts payable to the Impact Zone of $29,400 and $2,500 at December 31, 2000 and 1999, and received services during the years ended December 31, 2000 and 1999 valued at $163,500 and $21,300. The Company had outstanding accounts receivable due from the Impact Zone of $13,048 at December 31, 2000 and recognized revenues from sales to Impact Zone during the year ended December 31, 2000 of $14,946.

    On October 5, 2000, the Company acquired 3rd Rail Engineering, Inc. as a wholly-owned subsidiary. Paul Hughes, formerly President of 3rd Rail Engineering, Inc., became the Company's Vice President of Operations, and Robert Miller, former Chief Technical Officer of 3rd Rail Engineering, Inc., became the Company's Vice President of Engineering. Neither individual had any relationship with the Company prior to the acquisition. Paul Hughes and Robert Miller each received 282,045 shares of common stock of the Company and cash of $432,785 in payment for their equity interests in 3rd Rail Engineering, Inc. The Company additionally executed employment agreements with each individual, filed as Exhibits to the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2000 and described more fully under "Employment Contracts and Change-in-Control Agreements."

PERFORMANCE GRAPH

    The following graph shows a five-year comparison of cumulative total stockholder return, calculated on a dividend reinvestment basis and based on a $100 investment, from December 31, 1995 through December 31, 2000 comparing the return on the Company's Common Stock with the Russell 2000 Index and the JP Morgan H & Q Technology Index. No dividends have been declared or paid on the Company's Common Stock during such period. Historical stock price performance is not necessarily indicative of future stock price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG SOCKET COMMUNICATIONS, INC., THE RUSSELL 2000 INDEX
AND THE JP MORGAN H & Q TECHNOLOGY INDEX

	Cumulative Total Return
	12/95	12/96	12/97	12/00	12/98	12/99
SOCKET COMMUNICATIONS, INC.	100.00	45.36	11.86	19.59	279.40	109.29
RUSSELL 2000	100.00	116.49	142.55	138.92	168.45	163.36
JP MORGAN H & Q TECHNOLOGY	100.00	124.29	145.71	226.64	506.17	327.22

* INVESTED ON 12/31/95 IN STOCK OR INDEX-
INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31.

OTHER MATTERS

    The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

THE BOARD OF DIRECTORS
Dated: May 7, 2001

APPENDIX A

CERTIFICATE OF AMENDMENT
OF RESTATED CERTIFICATE OF INCORPORATION
OF SOCKET COMMUNICATIONS, INC.

Kevin J. Mills and David W. Dunlap hereby certify that:

    FIRST: They are the President and Secretary, respectively, of Socket Communications, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation").

    SECOND: That resolutions were duly adopted by the Board of Directors of the Corporation (in accordance with Section 141 of the General Corporation Law of the State of Delaware) setting forth the proposed amendments of the Restated Certificate of Incorporation of the Corporation in effect immediately preceding this Certificate of Amendment (the "Certificate"), declaring said amendments to be advisable, and calling for the solicitation of the approval by affirmative vote of the stockholders of the Corporation. The resolutions setting forth the amendments were as follows:

    RESOLVED: That Article X of the Certificate shall be amended in its entirety to read as follows:

"X

    Section 1. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified; except that if any such election shall be not so held, such election shall take place at the next stockholders' meeting called and held in accordance with the Delaware General Corporation Law. The directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the next succeeding annual meeting of stockholders after the effective date of this Certificate of Amendment, the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders and the term of office of the initial Class III directors shall expire at the third succeeding annual meeting of the stockholders. At each annual meeting of stockholders, directors to replace those of a Class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until their respective successors shall have been duly elected and qualified. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable.

    Section 2. The number of directors which constitute the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

    Section 3. Vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next election of the Class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified."

    THIRD: That, pursuant to Section 242 of the General Corporation Law of the State of Delaware, the necessary number of shares as required by statute and the Certificate were voted in favor of the adoption of said amendments.

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    FOURTH: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

    This Certificate of Amendment of the Certificate of Incorporation may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

    IN WITNESS WHEREOF, Socket Communications, Inc. has caused this Certificate of Amendment of Certificate of Incorporation to be signed by Kevin J. Mills, its President and Chief Executive Officer and attested to by David W. Dunlap, its Chief Financial Officer and Secretary this     day of June, 2001.

SOCKET COMMUNICATIONS, INC. A Delaware Corporation
By:

Kevin J. Mills President and Chief Executive Officer
ATTEST:
By:
David W. Dunlap Chief Financial Officer and Secretary

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APPENDIX B

AUDIT COMMITTEE CHARTER OF THE BOARD OF DIRECTORS
OF SOCKET COMMUNICATIONS, INC.

PURPOSES:

    The Audit Committee will make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the corporation, to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

    In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribe.

MEMBERSHIP:

    The Audit Committee will consist of three (3) members of the Board, all of whom shall be independent directors, in accordance with NASD Rules. The members of the Audit Committee will be appointed by and will serve at the discretion of the Board of Directors.

RESPONSIBILITIES:

    The responsibilities of the Audit Committee shall include:

    1.  Nominating the independent auditors;

    2.  Reviewing the plan for the audit and related services;

    3.  Reviewing audit results and financial statements;

    4.  Overseeing the adequacy of the corporation's system of internal accounting controls, including obtaining from the independent auditors management letters or summaries on such internal accounting controls;

    5.  Overseeing compliance with the Foreign Corrupt Practices Act;

    6.  Overseeing compliance with SEC requirements for disclosure of auditor's services including auditor independence and audit committee members and activities; and

    7.  Reviewing related party transactions for potential conflicts of interest.

    In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report, at least annually, to the Board regarding the Committee's examinations and recommendations including recommending to the Board of Directors approving the filing of the Company's annual report to the Securities and Exchange Commission on Form 10-K.

MEETINGS:

    The Audit Committee will meet at least one time per year with the Auditors and with management to review the audit results and the audited financial statements, to discuss with the auditors the matters required by Statement on Auditing Standards No. 61, and to review and discuss with the Auditors the matters required by Independence Standards Board Statement No. 1 and consider the compatibility of non-audit services with the Auditor's independence.

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    The Audit Committee will also meet quarterly, or will designate one of its members to meet quarterly, with the Auditors and with management to review the quarterly financial statements prior to their filing with the Securities and Exchange Commission.

    The Audit Committee shall insure open communications between the Auditors and the Audit Committee at all times.

REPORTS:

    The Audit Committee shall prepare a written report to the Board of Directors based on its meeting with the Auditors and its review of the audited financial statements, which report shall be incorporated into the Board minutes and shall be printed in the Annual Meeting Proxy to the stockholders of the Company.

MINUTES:

    The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

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This Proxy is solicited on behalf of the Board of Directors of Socket Communications, Inc.

2001 ANNUAL MEETING OF STOCKHOLDERS

    The undersigned stockholder of SOCKET COMMUNICATIONS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 7, 2001, and hereby appoints Kevin Mills and David Dunlap, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of SOCKET COMMUNICATIONS, INC. to be held on Wednesday, June 20, 2001 at 9:00 a.m. local time, at the Company's headquarters at 37400 Central Court, Newark, California 94560, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1.	ELECTION OF SEVEN DIRECTORS.
/ / FOR all nominees listed / / Withhold Authority to vote for ALL Nominees Listed
Nominees: Charlie Bass, Kevin Mills, Micheal Gifford, Gianluca Rattazzi, Leon Malmed, Enzo Torresi, Burnett Donoho
If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:
Charlie Bass; Kevin Mills; Micheal Gifford; Gianluca Rattazzi; Leon Malmed; Enzo Torresi; Burnett Donoho
2.
PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS, DIVIDED INTO THREE CLASSES WITH THE CLASS I DIRECTORS ELECTED FOR A ONE-YEAR TERM EXPIRING AT THE 2002 ANNUAL MEETING, THE CLASS II DIRECTORS ELECTED FOR A TWO-YEAR TERM EXPIRING AT THE 2003 ANNUAL MEETING, AND THE CLASS III DIRECTORS ELECTED FOR A THREE-YEAR TERM EXPIRING AT THE 2004 ANNUAL MEETING.
	/ / FOR	/ / AGAINST	/ / ABSTAIN
3.	PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 1995 STOCK PLAN TO RESERVE AN ADDITIONAL 900,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER.
	/ / FOR	/ / AGAINST	/ / ABSTAIN
4.	PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 1995 STOCK PLAN TO PROVIDE FOR AN AUTOMATIC ANNUAL INCREASE IN THE NUMBER OF SHARES RESERVED THEREUNDER.
	/ / FOR	/ / AGAINST	/ / ABSTAIN
5.	PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG, LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.
	/ / FOR	/ / AGAINST	/ / ABSTAIN

In their discretion, the Proxies are entitled to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION, FOR THE AMENDMENT OF THE 1995 STOCK PLAN TO RESERVE ADDITIONAL SHARES THEREUNDER, FOR THE AMENDMENT OF THE 1995 STOCK PLAN TO APPROVE AN AUTOMATIC INCREASE IN SHARES THEREUNDER, AND FOR THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
Signature	Signature	Date: , 2001

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held June 20, 2001
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE
PROPOSAL TWO
PROPOSAL THREE
PROPOSAL FOUR
PROPOSAL FIVE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE OFFICER COMPENSATION
SUMMARY COMPENSATION TABLE
Option Grants in Fiscal 2000
Aggregated Option Exercises in Fiscal 2000 and Fiscal Year-End Option Values
REPORT OF THE COMPENSATION COMMITTEE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE AUDIT COMMITTEE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PERFORMANCE GRAPH
OTHER MATTERS
APPENDIX A
APPENDIX B